WORLDTEX, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                 (Dollars in thousands except per share amounts)


                                                         Nine Months Ended                 Three Months Ended
                                                           September 30,                      September 30,
                                                      1996              1995             1996              1995
                                                   -------------    -------------     -------------    -------------

Net income                                         $       8,407    $       4,893     $       2,481    $         395
                                                   =============    =============     =============    =============

Shares:
Weighted average number of shares outstanding
                                                      14,474,848       14,475,571        14,473,419       14,475,571
Assumed exercise of options                              145,644           82,072           195,569          137,859
                                                   -------------    -------------     -------------    -------------

Total average number of common and common
     equivalent shares used for primary
     computation                                     14,557,643        14,668,988        14,613,430       14,620,492
                                                   =============    =============     =============    =============

Primary earnings per share                         $        .58     $         .34     $         .17    $         .03
                                                   =============    =============     =============    =============

Shares:
Weighted average number of shares outstanding        14,475,366        14,475,571        14,473,419       14,475,571
Assumed exercise of options                             355,289           122,180           276,456          122,180
                                                   ------------     -------------     -------------    -------------
Total average number of common and common
     equivalent shares used for fully diluted
     computation                                     14,830,137        14,597,751        14,749,875       14,597,751
                                                   ============     =============     =============    =============

Fully diluted earnings per share                   $        .57     $         .34     $         .17    $         .03
                                                   ============     =============     =============    =============


Earnings per share are calculated based upon the weighted average number of common shares outstanding and common equivalent shares during the year.